Exhibit 99

                                   Omnicomnews
                                          ----

FOR IMMEDIATE RELEASE

Contact:  Randall J. Weisenburger
          212.415.3393


NEW YORK, JUNE 13, 2002--Omnicom Group Inc. (NYSE-OMC) announced today that it had engaged KPMG LLP as its independent accountants for 2002.

Prior to the selection of KPMG, Arthur Andersen LLP had served as Omnicom's independent accountants.

The change was approved by Omnicom's Board of Directors following the recommendation of the Audit Committee that the change be made. It was not the result of any disagreement between Omnicom and Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

Omnicom is a leading global marketing and corporate communications company. Omnicom's branded networks and numerous specialty firms provide advertising, strategic media planning and buying, direct and promotional marketing, public relations and other specialty communications services to over 5,000 clients in more than 100 countries.


  437 Madison Avenue, New York, N. Y. 10022. (212) 415-3600, Fax (212) 415-3530


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